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Exhibit 10.6


                                COMMERCIAL LEASE

     This lease is made between BJP Properties, Inc., whose business address is 23461 South Pointe Drive, Suite 200, Laguna Hills, California, herein called Lessor, and NuWay Energy, Inc., whose business address is also 23461 South Pointe Drive, Suite 200, Laguna Hills, California, herein called Lessee. Lessee hereby offers to lease from Lessor the premises situated in the City of Laguna Hills, County of Orange County, State of California, described as 23461 South Pointe Drive, Suite 200, upon the following TERMS AND CONDITIONS:

1.     TERM AND RENT.  Lessor demises the above premises for a term of twelve
(12) months commencing September 15, 2002, and terminating on June 15, 2003, or sooner as provided herein at the monthly rental for the first two months at $6,850.00 and then beginning November 21, 2002, the rent shall increase to seven thousand three hundred and 00/100 Dollars ($7,300.00), payable in the manner set forth in Section 3. All rental payments shall be made to Lessor at the address
         ---------
specified above.

2. HOLDOVER. Any holding over after the term of this Agreement expires shall create a month-to-month tenancy, which either party may terminate with sixty (60) days prior written notice. Rent shall be at $7,30.00. All other terms and conditions of the Lease shall remain in full force and effect.

3. RENT PAYMENT. Each month, Lessor shall send Lessee a written invoice of monthly amounts due. The invoice shall include the monthly amount charged, the amount on retainer and the amount due, if any. Rent payment shall be payable within fifteen (15) days of receipt of Lessor's invoice to Lessee regarding the Base Rent. The Lessee's Rent may be payable, in the sole discretion of Lessee, in cash or unregistered shares of Lessee common stock ("Shares").
4. PROPERTY DESCRIPTION. The office space to be leased is described in the map set forth in Schedule C.
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5.     USE.   Lessee shall use and occupy the premises for general office purposes. The premises shall be used for no other purpose. Lessor represents that the premises may lawfully be used for such purpose.
6. ALTERATIONS. Lessee shall not, without first obtaining the written consent of Lessor, make any alterations, additions, or improvements in to or about the premises.
7. ORDINANCES AND STATUES. Lessee shall comply with all statutes, ordinances and requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the premises, occasioned by or affecting the use thereof by Lessee.


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8.     ASSIGNMENT AND SUBLETTING.  Lessee shall not assign this lease or sublet any portion of the premises without prior written consent of the Lessor, which shall not be unreasonably withheld. Any such assignment or subletting without consent shall be void and, at the option of the Lessor, may terminate this lease.

9. ENTRY AND INSPECTION. Lessee shall permit Lessor or Lessor's agents to enter upon the premises at reasonable times and upon reasonable notice, for the purpose of inspecting the same, and will permit Lessor at any time within sixty
(60) days prior to the expiration of this lease, to place upon the premises any usual "To Let" or "For Lease" signs, and permit persons desiring to lease the same to inspect the premises thereafter.

10. EMINENT DOMAIN. If the premises or any part thereof or any estate therein, or any other part of the building materially affecting Lessee's use of the premises, shall be taken by eminent domain, this lease shall terminate on the date when title vests pursuant to such taking. The rent, and any additional rent, shall be apportioned as of the termination date, and any rent paid for any period beyond that date shall be repaid to Lessee. Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Lessee may file a claim for any taking of fixtures and improvements owned by Lessee, and for moving expenses.

11. DESTRUCTION OF PREMISES. In the event of a partial destruction of the premises during the term hereof, from any cause, Lessor shall forthwith repair the same, provided that such repairs can be made within sixty (60) days under existing governmental laws and regulations, but such partial destruction shall not terminate this lease, except that Lessee shall be entitled to a proportionate reduction of rent while such repairs are being made, based upon the extent to which the making of such repairs shall interfere with the business of Lessee on the premises. If such repairs cannot be made within said sixty
(60) days, Lessor, at his option, may make the same within a reasonable time, this lease continuing in effect with the rent proportionately abated as aforesaid, and in the event that Lessor shall not elect to make such repairs which cannot be made within sixty (60) days, this lease may be terminated at the option of either party. In the event that the building in which the demised premises may be situated is destroyed to an extent of not less than one-third of the replacement costs thereof, Lessor may elect to terminated this lease whether the demised premises be injured or not. A total destruction of the building in which the premises may be situated shall terminated this lease.

12. SECURITY DEPOSIT. Lessee shall deposit with Lessor on the signing of this lease the sum of ($6,850.00) as security for the performance of Lessee's obligations under this lease, including without limitation the surrender of possession of the premises to Lessor as herein provided. If Lessor applies any

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part of the deposit to cure any default of Lessee, Lessee shall on demand deposit with Lessor the amount so applied so that Lessor shall have the full deposit on hand at all times during the term of this lease.

13. COMMON AREA. Lessee shall have access to all common areas of the property.

14.     COMMUNICATIONS; COMPUTERS.  Lessor shall provide Lessee:

a. Internet connectivity similar to that provided to other lessees of the building;

b. Shared use of office copier and network (LAN) services on a shared basis; provided that, Lessee shall pay a surcharge for use that exceeds the proportionate share of all users, allocated on a direct cost basis;

c.     One Compaq-brand computer and flat-screen computer monitor; and

d. Use of existing telephone system, provided that, Lessee shall provide and pay for its own local and long distance carriers and services and Lessee shall provide its own staffing (or voicemail services) to answer inbound calls and a separate ringing station for reception of inbound calls and costs related to the setup of such services shall be borne by Lessee.

15. WAIVER. No failure of Lessor to enforce any term hereof shall be deemed to be a waiver.

16.     STOCK OWNERSHIP.  Lessor represents as follows:

a. Lessor shall acquire the Shares, for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act of 1933, as amended ("1933 Act").

b. Lessor understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Lessee is relying in part upon the truth and accuracy of, and such Lessor's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Lessor set forth herein in order to determine the availability of such exemptions and the eligibility of Lessor to acquire such securities.

c. Lessor acknowledges that the Shares, upon receipt, will not have been and registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) Lessor shall have delivered to Lessee an opinion

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of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; (ii) any sale of such securities made in reliance on Rule 144 under the 1933 Act (or a successor rule thereto) ("Rule 144") may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the Securities and Exchange Commission ("SEC") thereunder; and (iii) neither Lessee nor any other person is under any obligation to register such securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption there under. Lessee reserves the right to place stop transfer
instructions   against  the  shares  and certificates for the Shares.

d. Lessor understands that the Shares shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEENACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD,TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

        e. Lessor is an "Accredited Investor" as that term is defined in Rule 501(a)(3) of Regulation D promulgated under the 1933 Act.

17. ATTORNEY'S FEES. In case suit should be brought for recovery of the premises, or for any sum due hereunder, or because of any act which may arise out of the possession of the premises, by either party, the prevailing party shall be entitled to all costs incurred in connection with such action, including a reasonable attorney's fee.


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18.     NOTICES.  Any notice which either party may or is required to give, shall be given by mailing the same, postage prepaid, to Lessee at the premises, or Lessor at the address specified above, or at such other places as may be designated by the parties from time to time.

19. HEIRS, ASSIGNS, SUCCESSORS. This lease is binding upon and inures to the benefit of the heirs, assigns and successors in interest to the parties.

20. ENTIRE AGREEMENT. The foregoing constitutes the entire agreement between the parties and may be modified only by a writing signed by both parties. The following Schedule C been made a part of this lease before the parties' execution hereof:

Signed this 15th day of September, 2002.

     LESSEE:                         LESSOR:

NUWAY ENERGY, INC.               BJP PROPERTIES, INC.

/s/                              /s/


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

Exhibit 21.1     List of Subsidiaries of the Registrant



Name                                        Jurisdiction     Names under which it does
                                                             business
--------------------------------          --------------     -------------------------
 Nevada Resources, Inc. (1)                   Nevada, USA     (same)
 Latin American Casinos Del Peru S.A. (1)     Peru            (same)
 Latin American Casinos of Colombia LTDA (1)  Columbia        (same)
 World's Best Rated Cigar Company (2)         Florida         (same)
 NuWay Sports, LLC (3)                        California      (same)

(1)     Sold effective October 1, 2002
(2)     Ceased operations during November 2002
(3)     Joint venture company formed December 2003 but not active until January
        2003


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